EXHIBIT 10.8

THIRD AMENDMENT TO ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This Third Amendment to Accounts Receivable Financing Agreement (this “Third Amendment”) is entered into as of May 2, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and ARBINET-THEXCHANGE, INC., a Delaware corporation with its principal place of business at 120 Albany Street, Suite 450, New Brunswick, New Jersey 08901 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a financing arrangement dated as of February 3, 2003, evidenced by, among other documents, a certain Accounts Receivable Financing Agreement dated as of February 3, 2003, between Borrower and Bank, as amended by a certain First Amendment to Accounts Receivable Financing Agreement dated as of October 27, 2003, and as further amended by a certain Second Amendment to Accounts Receivable Financing Agreement dated as of May 28, 2004 (as amended, the “AR Financing Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the AR Financing Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the AR Financing Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Modifications to AR Financing Agreement.

1.	The AR Financing Agreement shall be amended by deleting the following definition appearing in Section 1 thereof:

““Minimum Finance Charge” is a minimum monthly Finance Charge to be imposed beginning in the first full month of this Agreement, payable in arrears, of Fourteen Thousand Dollars ($14,000.00), which amount shall increase to Twenty Two Thousand Five Hundred Dollars ($22,500.00) when the Cap is Twenty Five Million Dollars ($25,000,000.00) as of the 2004 Closing Date.”

and inserting in lieu thereof the following:

““Minimum Finance Charge” is a minimum monthly Finance Charge to be imposed beginning in the first full month of this Agreement, payable in arrears, of: (a) through, and including, April 30, 2005, Fourteen Thousand Dollars ($14,000.00), which amount shall increase to Twenty Two Thousand Five Hundred Dollars ($22,500.00) when the Cap is Twenty Five Million Dollars ($25,000,000.00) as of the 2004 Closing Date, and (b) as of, and subsequent to, May 1, 2005, Six Thousand Dollars ($6,000.00).”

4. FEES. The Borrower shall be obligated to reimburse Bank for any reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Third Amendment, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Third Amendment in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Third Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Third Amendment.

9. COUNTERSIGNATURE. This Third Amendment shall become effective only when it shall have been executed by Borrower and Bank.

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This Third Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:
ARBINET-THEXCHANGE, INC.		SILICON VALLEY BANK

By:	/s/ John Roberts	By:	/s/ David Reich
Name:	John Roberts	Name:	David Reich
Title:	CFO	Title:	Senior Vice President